                                                                   Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-92281 and No. 333-42722) of HealthCentral.com of our reports dated February 9, 2001, relating to the consolidated financial statements, which appear in this Form 10-K. We also consent to the incorporation by reference of our report dated February 9, 2001 relating to the financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Jose, California
April 2, 2001